UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 06, 2009

MediStaff Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-15197	80-0159248
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1780 West 9000 South, STE 218 West Jordan, Utah 84088-6501	84088-6501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	801-230-4761
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2009, MediStaff (the “Company”) accepted the resignation of Dale Byers as Corporate Secretary and subsequently appointed Marli das Mercês Ferreira Lima to serve as its Corporate Secretary effective immediately.  Lima was also nominated as a Director of the Company.  Lima is 43 years of age and within the past five years has been involved with home care services in Brazil as well as within the food service industry.

There is no family relationship between Lima and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Lima had or will have a direct or indirect material interest.  As a condition of his appointment, Lima will receive no annual base salary.   Lima currently owns 3,200 shares of the Company’s common stock, which was purchased though the registered offering filed on Form S-1 on 5/27/2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediStaff Corporation (Registrant)

Date: May 3, 2010
	By:	/s/ Dale Byers
Dale Byers
President Chief Executive Officer